UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2022

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America's Car-Mart Inc.

(Exact name of registrant as specified in its charter)

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Texas	0-14939	63-0851141
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1805 North 2nd Street, Suite 401

Rogers, Arkansas 72756

(Address of Principal Executive Offices) (Zip Code)

(479) 464-9944

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2022, America’s Car-Mart, Inc. (the “Company”) announced the appointment of Douglas Campbell as President of the Company effective October 3, 2022. Mr. Campbell will report to Jeff Williams, Chief Executive Officer.

Mr. Campbell, age 46, has served as Senior Vice President, Head of Fleet Services for the Americas, at Avis Budget Group (“Avis”) since June 2022, previously serving in roles as Head of Fleet Services for the Americas since June 2021 and Vice President, Remarketing for the Americas, at Avis from March 2018 to June 2021. Prior to joining Avis, Mr. Campbell held management positions at AutoNation from September 2014 to March 2018, where he focused on sales, customer experience, and piloting innovative national programs for vehicle disposal and acquisition, serving as Used Vehicle Director, Eastern Region, in AutoNation’s corporate office and later as General Manager of its Honda Dulles dealership. Preceding AutoNation, Mr. Campbell served fifteen years with Coral Springs Auto Mall, where he progressed quickly from Finance Manager to increasing leadership responsibilities, eventually serving as Executive General Manager over several new car franchises and their pre-owned superstore.

In connection with Mr. Campbell’s appointment as President, the Company’s principal operating subsidiary entered into an employment agreement with Mr. Campbell, effective October 3, 2022. Under the terms of the employment agreement, Mr. Campbell will receive an annual base salary of $650,000, or such higher annual salary approved by the Board of Directors. He will have the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by the Company’s operating subsidiary, the Company’s nonqualified deferred compensation plan and any other employee benefit plans and programs provided to similarly situated employees. Following the effectiveness of his appointment, Mr. Campbell will receive a one-time cash signing bonus of $500,000, a grant of 20,000 restricted shares of the Company’s common stock, which will vest in two equal annual installments beginning on October 3, 2023, and a non-qualified stock option to purchase an aggregate of 75,000 shares of common stock, which will vest in five equal annual installments beginning on October 3, 2023, in each case subject to his continued employment with the Company. The term of the employment agreement is for one year, which will automatically renew for successive one-year periods on October 3 of each year until notice of termination is given by either party.

Mr. Campbell will also be entitled under the employment agreement to earn an annual cash bonus pursuant to any incentive bonus plan in effect from time to time or as otherwise determined by the Compensation Committee of the Company’s Board of Directors (the “Committee”) and will be eligible for long-term incentive awards under the Company’s Amended and Restated Stock Option Plan and its Amended and Restated Stock Incentive Plan (and any successor plans). Consistent with the short-term incentive plan adopted by the Committee for the Company’s named executive officers, the Committee has determined that Mr. Campbell will be eligible to earn a target bonus payment for fiscal year 2023 of $115,000, assuming the Company attains a minimum same-store customer growth level for the fiscal year ending April 30, 2023. If the Company’s fiscal year 2023 same-store customer growth percentage meets or exceeds the minimum threshold, Mr. Campbell will receive a cash bonus representing 80%, 100%, 110% or 120% of his target bonus amount, based on the actual customer growth percentage achieved. If the minimum threshold is not achieved, no bonus amount will be earned.

The employment agreement contains an agreement not to compete and a covenant against the solicitation of employees and customers for the term of his employment and a period of one year thereafter, provisions against the use and disclosure of trade secrets and other confidential information for the term of employment and an indefinite period thereafter, and certain other customary covenants and restrictions.

Pursuant to the employment agreement, if Mr. Campbell’s employment terminates prior to October 3, 2023, for any reason other than termination by the Company without cause (as defined in the employment agreement), termination by Mr. Campbell for good reason (as defined in the employment agreement) or due to his death, he will be required to repay a pro rata portion of his signing bonus. If the Company declines to renew the employment agreement after the first or second annual employment term, all unvested shares of restricted stock granted to Mr. Campbell upon his appointment as President will immediately vest in full without regard to the achievement of any applicable performance goals, unless otherwise prohibited by the plan or award agreement applicable to such restricted shares.

If the Company terminates Mr. Campbell without cause at any time or declines to renew the employment agreement after the third annual employment term or any annual term thereafter, Mr. Campbell will be entitled to receive, within 60 days after termination, a lump sum payment equal to 12 months of his base salary then in effect, plus the pro rata portion of any bonus earned through the date of termination. If Mr. Campbell’s employment is terminated due to disability, he will be entitled to receive, within 60 days after termination, a lump sum payment equal to 12 months of his base salary then in effect, less any amounts payable to Mr. Campbell under the Company’s disability insurance policy. If Mr. Campbell’s employment is terminated due to his death, his estate will be entitled to receive, within 60 days after his death or as soon thereafter as practicable, his base salary then in effect through the end of the calendar month in which his death occurs, plus the pro rata portion of any bonus earned through the date of his death. In addition, upon Mr. Campbell’s termination without cause (including non-renewal of the employment agreement by the Company after the third annual employment term or any annual term thereafter) or due to his death or disability, all of his unvested restricted stock and stock options will immediately vest in full without regard to the achievement of any applicable performance goals, unless otherwise prohibited by the plans or award agreements applicable to such restricted shares or stock options. If Mr. Campbell resigns or is terminated for cause (as defined in the employment agreement), the Company would have no obligation to pay base salary or benefits beyond the last day worked, and any unvested shares of restricted stock or stock options would be forfeited.

The employment agreement also contains change in control provisions similar to the change in control provisions contained in the Company’s employment agreement with Mr. Williams and its change in control agreements with the Company’s other named executive officers. These provisions entitle Mr. Campbell, upon the occurrence of certain events, to a cash payment and the immediate vesting of stock options and restricted stock. If Mr. Campbell terminates his employment with the Company for good reason (as defined in the employment agreement) or the Company terminates his employment other than for cause, in each case within six months before or 24 months after a change in control (as defined in the employment agreement), the Company must pay Mr. Campbell a lump sum cash payment equal to 12 months of his base salary in effect immediately prior to the double-trigger event date (as defined in the agreement), plus the pro rata portion of any bonus earned through such date, and all unvested restricted stock and stock options previously granted to Mr. Campbell will vest in full without regard to the achievement of any applicable performance goals, unless otherwise prohibited by the applicable equity compensation plans or award agreements.

The foregoing description of the material terms of the employment agreement is qualified in its entirety by reference to the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 26, 2022, the Company issued a press release announcing the appointment of Douglas Campbell as President of the Company effective October 3, 2022.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2., the information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act. The Company undertakes no obligation to update or revise this information.

Item 9.01. Financial Statements and Exhibits.

(d)

10.1	Employment Agreement, dated as of September 6, 2022, between America’s Car Mart, Inc., an Arkansas corporation, and Douglas Campbell.
99.1	Press Release dated September 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America's Car-Mart Inc.

Date: September 26, 2022	By:	/s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer (Principal Financial Officer)